As filed with the Securities and Exchange Commission on June 12, 2008.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAIT FINANCIAL TRUST

(Exact name of registrant as specified in its charter)

MARYLAND	23-2919819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor,
Philadelphia, PA	19104
(Address of Principal Executive Offices)	(Zip Code)

RAIT FINANCIAL TRUST 2008 INCENTIVE AWARD PLAN

(Full title of the plan)

Jack E. Salmon

RAIT Financial Trust

Cira Centre, 2929 Arch Street, 17th Floor,

Philadelphia, PA 19104

(Name and address of agent for service)

(215) 243-9000

(Telephone number, including area code, of agent for service)

Copies to:

J. Baur Whittlesey Ledgewood, a professional corporation 1900 Market Street, Suite 750 Philadelphia, PA 19103 (215) 731-9450	Raphael Licht Chief Legal Officer RAIT Financial Trust Cira Centre, 2929 Arch Street, 17th Floor Philadelphia, PA 19104 (215) 861-7900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer   ☒     Accelerated filer   ☐

Non-accelerated filer   ☐ (Do not check if a smaller reporting company) Smaller reporting company   ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (3)	AMOUNT OF REGISTRATION FEE (3)
Common Shares of Beneficial Interest	2,000,000	$8.64	$17,280,000	$680

(1)	This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416.
(2)	Estimated solely for the purposes of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of a common share of the registrant, as reported on the New York Stock Exchange—Composite Transactions System on June 10, 2008.
(3)	A registration fee of $680, calculated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, or the Securities Act, has been applied against $680 of the $24,560 remaining available fees carried over pursuant to Rule 457(p) of the Securities Act in connection with the securities offered by the registration statement (333-129914) filed by Taberna Realty Finance Trust, or Taberna, on November 23, 2005. The registrant is the parent of Taberna for purposes of Rule 457(p).

EXPLANATORY NOTE

RAIT Financial Trust, a Maryland real estate investment trust, previously filed a Registration Statement on Form S-8 (Registration No. 333-67452) (the “First Registration Statement”) with the Securities and Exchange Commission, or the SEC, on August 14, 2001, for the purpose of registering the registrant’s common shares, par value $0.01 per share, or common shares, issuable upon the exercise of options granted pursuant to the registrant’s Amended and Restated RAIT Investment Trust 1997 Stock Option Plan (the “Plan”). At the time of the filing of the First Registration Statement, 800,000 common shares were authorized for issuance under the Plan. On July 16, 2002, the shareholders of registrant voted to approve increasing the size of the Plan by 800,000 common shares. On October 25, 2002, the registrant filed a Registration Statement on Form S-8 (Registration No. 333-100766) (the “Second Registration Statement”) registering these 800,000 common shares. On May 18, 2005, the shareholders of registrant voted to amend and restate the Plan, including renaming the Plan the “RAIT Investment Trust 2005 Equity Compensation Plan” and increasing the total number of common shares authorized for issuance under the Equity Plan by 900,000 common shares, to 2,500,000 common shares. On June 3, 2005, the registrant filed a Registration Statement on Form S-8 (Registration No. 333-125480) (the “Third Registration Statement”) registering these 900,000 common shares. On May 20, 2008, the shareholders of registrant voted to amend and restate the Plan, including renaming the Plan the “RAIT Financial Trust 2008 Incentive Award Plan” and increasing the total number of common shares authorized for issuance under the Equity Plan by 2,000,000 common shares, to 4,500,000 common shares. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the First Registration Statement, the Second Registration Statement and the Third Registration Statement, except as otherwise set forth herein. This Registration Statement brings the total number of authorized and registered shares under the Plan to 4,500,000.

As permitted by Rule 429 under the Securities Act of 1933, the resale prospectus filed together with this Registration Statement shall be deemed to be a combined resale prospectus which shall also relate to the common shares registered on the registrant’s previously filed First Registration Statement, Second Registration Statement and Third Registration Statement.

Unless otherwise noted or unless the context otherwise requires, all references in this registration statement to “we,” “us,” “our,” “our company,” “RAIT” or similar references means RAIT Financial Trust and its subsidiaries.

ii

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

iii

PROSPECTUS

RAIT FINANCIAL TRUST

4,500,000 Common Shares of Beneficial Interest

This prospectus is part of a registration statement that we filed with the SEC on Form S-8. On Form S-8 we registered the common shares of beneficial interest issued or issuable pursuant to awards granted under our RAIT Financial Trust 2008 Incentive Award Plan to persons eligible to use Form S-8, including our employees, trustees and certain consultants. We sometimes refer to this plan as the 2008 incentive award plan or the plan. The types of equity compensation issuable under the equity plan include stock options, share appreciation rights, or SARs, phantom units, or units, share awards, dividend equivalents or other share-based awards.

This prospectus may be used by certain persons who may be deemed to be our “affiliates” under federal securities laws to sell a maximum of 4,500,000 common shares which have been or may be granted or otherwise acquired by them pursuant to equity compensation granted under the 2008 incentive award plan. These persons include those of our employees and trustees who are listed on page 10 below as “selling shareholders.” We encourage our employees and trustees to acquire common shares pursuant to this equity compensation. We believe that this prospectus and the registration statement of which it is a part, which permits resales of shares so acquired by our employees and trustees, encourages acquisition of common shares by our employees and trustees by providing liquidity for their investment. Accordingly, while these selling shareholders may sell up to the number of common shares listed in the “Common Shares Registered Under This Prospectus” column opposite their respective names at any time or from time to time until the termination of this offering, they are not required to sell any shares.

Our common shares are listed on the New York Stock Exchange under the symbol “RAS.” On June 11, 2008, the last reported sale price of our common shares was $8.44 per share. Our address is Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104. Our telephone number is (215) 243-9000.

You should read the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and our subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus for a discussion of factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 12, 2008

ABOUT THIS PROSPECTUS

You should rely only on the information provided by or incorporated by reference in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided by or incorporated by reference in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of their respective dates and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference. The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described below. This prospectus may only be used where it is legal to sell these securities. Unless otherwise noted or unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company” or similar references means RAIT Financial Trust and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus to other documents filed with the SEC, and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the risk factors discussed and identified in our public filings with the SEC which we incorporate by reference in this prospectus;

•

adverse market developments and credit losses that have reduced, and may continue to reduce, the value of trust preferred securities, or TruPS, subordinated debentures and other debt instruments directly or indirectly held by us;

•	adverse market developments that have reduced, and may continue to reduce, the value of other assets in our investment portfolio;

•

our liquidity may be adversely affected by the reduced availability of short-term and long-term financing, including a reduction in the market for securities issued in securitizations and in the availability of repurchase agreements and warehouse facilities;

•	our liquidity may be adversely affected by margin calls;

•	we may be unable to obtain adequate capital at attractive rates or otherwise;

•

payment delinquencies or failures to meet other collateral performance criteria in collateral underlying our securitizations have restricted, and may continue to restrict our ability to receive cash distributions from our securitizations;

•

failure of credit rating agencies to confirm their previously issued credit ratings for debt securities issued in our securitizations seeking to go effective may restrict our ability to receive cash distributions from those securitizations;

•	covenants in our financing arrangements may restrict our business operations;

•	fluctuations in interest rates and related hedging activities against such interest rates may affect our earnings and the value of our assets;

•	borrowing costs may increase relative to the interest received on our investments;

•

we may be unable to sponsor and sell securities issued in securitizations and, even if we are able to do so, we may be unable to acquire eligible securities for those transactions on favorable economic terms;

•	we may experience unexpected results from litigation that is currently pending or may arise in the future;

•	we and our subsidiary, Taberna Realty Finance Trust, may fail to maintain qualification as real estate investment trusts, or REITs;

•	we and Taberna Realty Finance Trust may fail to maintain exemptions under the Investment Company Act of 1940;

•	investment portfolios with geographic concentrations of residential mortgage loans could be adversely affected by economic factors unique to such concentrations;

•	the market value of real estate that secures mortgage loans could diminish due to factors outside of our control;

•	adverse governmental or regulatory policies may be enacted;

•	management and other key personnel may be lost;

•	competition from other REITs and other specialty finance companies may increase; and

•	general business and economic conditions could impair the credit quality of our investments and reduce our ability to originate loans.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed in “Incorporation of Certain Information by Reference,” the information contained on the SEC website is not intended to be incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•

Annual Report on Form 10-K for the year ended December 31, 2007 filed on February 29, 2008, which incorporates certain sections of our Definitive Proxy Statement on Schedule 14A filed on April 4, 2008.

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 filed on May 9, 2008.

•	Current Reports on Form 8-K filed on January 9, 2008, February 11, 2008 and May 27, 2008.

•	The description of our common shares of beneficial interest, or common shares, contained in our Registration Statement on Form 8-A/A dated January 23, 2002.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

RAIT Financial Trust

Attention: Andres Viroslav

Vice President and Director of Corporate Communications

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Telephone: (215) 243-9000

OUR COMPANY

We are a specialty finance company that provides a comprehensive set of debt financing options to the real estate industry. We originate and invest in real estate-related assets that are underwritten through an integrated investment process. We conduct our business through our subsidiaries, RAIT Partnership, L.P., or RAIT Partnership, and Taberna Realty Finance Trust, or Taberna, as well as through their respective subsidiaries. We are a self-managed and self-advised Maryland REIT. Taberna is also a Maryland REIT. Our principal executive offices are located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104 and our telephone number is (215) 243-9000. Our internet address is http://www.raitft.com. We do not incorporate by reference into this prospectus any material from our website.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

General

The following description of our common shares and preferred shares sets forth certain general terms and provisions of our common shares and preferred shares. The terms of our declaration of trust and by-laws are more detailed than the general information provided below. Therefore, we urge you to consider carefully the actual provisions of these documents.

Under our declaration of trust, we may issue up to 200,000,000 common shares and 25,000,000 preferred shares. As of June 1, 2008, we had outstanding 63,066,452 common shares, 2,760,000 7.75% Series A cumulative redeemable preferred shares of beneficial interest, or Series A preferred shares, 2,258,300 8.375% Series B cumulative redeemable preferred shares of beneficial interest, or Series B preferred shares, and 1,600,000 8.875% Series C cumulative redeemable preferred shares of beneficial interest, or Series C preferred shares. Our board of trustees may amend our declaration of trust by a majority vote to increase or decrease the aggregate number of our authorized shares, to establish any series of our shares or to increase or decrease the number of shares in any class that we have authority to issue.

Common Shares

Subject to the preferential rights of any preferred shares outstanding, the ownership limitations described in “Restrictions on Ownership and Transfer” below, and to the right of our board of trustees to establish separate classes of common shares and determine their rights and preferences, our common shares have the following characteristics:

•	each common share entitles the holder to one vote on matters voted on by common shareholders;

•	common shares do not have cumulative voting rights;

•	distributions are payable as and when authorized by our board of trustees;

•	holders of common shares generally are not liable for our debts;

•

if we are liquidated, each common share participates pro rata in our assets that remain after payment, or provision for payment, of our debts and payment of the liquidation preferences of any preferred shares; and

•	common shares do not have conversion, exchange, sinking fund, redemption, appraisal or preemptive rights.

Our declaration of trust specifies the vote required for our security holders to take certain actions. The affirmative vote of a majority of our outstanding voting shares (which includes our common shares and, to the extent set forth below, our preferred shares) is required before our board of trustees may take any action to revoke our election to be taxed as a REIT. A trustee may be removed by a two-thirds vote of our outstanding voting shares. Our declaration of trust may be amended by a majority vote of our outstanding voting shares except that provisions relating to the trustees, the ownership limitation, amendments to the declaration of trust and our dissolution and termination may only be amended by a two-thirds vote of our outstanding voting shares. Our shareholders may vote to terminate our existence by a two-thirds vote of our outstanding voting shares. A majority of all the votes entitled to be cast on the matter is required in order for us to merge into another entity, consolidate with one or more other entities into a new entity or sell, lease, exchange or otherwise transfer all or substantially all of our property.

Preferred Shares

Our outstanding Series A preferred shares, Series B preferred shares and Series C preferred shares rank senior to common shares with respect to dividend rights, redemption rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up. No cash dividends may be paid on common shares unless full cumulative dividends due on these preferred shares have been paid (other than any payment necessary to maintain our qualification as a REIT). If we liquidate, dissolve or wind up, holders of the preferred shares have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not declared) to and including the date of payment, before any payments are made to the holders of common shares. Holders of the preferred shares generally will have no voting rights, unless their preferred dividends are in arrears for six or more quarterly periods (whether or not consecutive). Whenever such a preferred dividend default exists, the preferred shareholders, voting as a single class, have the right to elect two additional trustees to our board of trustees. This right continues until all dividends accumulated on the preferred shares have been fully paid or authorized and declared and a sum sufficient for the payment thereof set aside for payment. The term of office of each trustee elected by preferred shareholders expires upon cure of the preferred dividend default. As of the date of this prospectus, no dividends on these preferred shares are in arrears.

The description of preferred shares above is not complete. You should refer to the articles supplementary with respect to each such series of preferred shares for complete information concerning the terms of that series. A copy of the articles supplementary for each such series of preferred shares has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in such registration statement.

Our board of trustees may authorize the issuance of additional series of preferred shares with voting or conversion rights that could impair the voting power or other rights of common shareholders. The issuance of preferred shares, which may provide flexibility in connection with possible acquisitions and other trust purposes, could have the effect of delaying or preventing a change in control, and may cause the market price of our common shares to decline or impair the voting and other rights of the holders of common shares.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, we must meet several requirements regarding the number of our shareholders and concentration of ownership of our shares. Our declaration of trust contains provisions that restrict the ownership and transfer of shares to assist us in complying with these Internal Revenue Code requirements. We refer to these restrictions as the “ownership limitation.”

The ownership limitation provides that, in general:

•	no person may own more than 8.3% of our outstanding common shares, and

•	no person may own more than 9.8% of any series of our outstanding preferred shares.

However, Resource America, Inc., which was our sponsor at the time of our formation, may own up to 15%, in number of shares or value, of our common shares. Resource America, Inc. has advised us that it did not own any of our common shares as of the date of this prospectus.

Ownership of our shares is subject to attribution rules under the Internal Revenue Code which may result in a person being deemed to own shares held by other persons. Our board of trustees may waive the ownership limitation if it determines that such ownership will not jeopardize our qualification as a REIT. As a condition of such waiver, the board of trustees may require an opinion of counsel satisfactory to it or undertakings or representations from the applicant with respect to preserving our REIT qualification. We required no such waiver or opinion with respect to Resource America, Inc.’s ownership rights since they arise from specific provisions of our declaration of trust.

Any person who acquires shares in violation of the ownership limitation must notify us immediately and provide us with any information we may request in order to determine the effect of the acquisition on our qualification as a REIT. The ownership limitation will not apply if the board of trustees determines that it is no longer in our best interest to qualify as a REIT. Otherwise, the ownership limitation may be changed only by an amendment to our declaration of trust by a vote of two-thirds of our outstanding voting shares.

Our declaration of trust provides that if any purported transfer of shares results in

•	any person violating the ownership limitation,

•	our being “closely held” under Section 856(h) of the Internal Revenue Code,

•	our common and preferred shares being owned by fewer than 100 persons, or

•	our owning 10% or more of a tenant of our real property,

the transfer will be of no force or effect as to the excess number of shares and the purported transferee or owner will cease to own any right or interest in the excess shares.

Shares exceeding the ownership limitation transfer automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us and the prohibited transferee. The trustee must sell the excess shares to a qualified person and distribute the sales proceeds to the prohibited owner. Where a violation of the ownership limitation results from an event other than a transfer, or from a transfer for no consideration, such as a gift, the trustee will sell the excess shares to a qualified person and distribute to the prohibited owner an amount equal to the lesser of the market price of the excess shares on the date they became excess shares or the sales proceeds received by the trust for the excess shares, and can exercise all voting rights with respect to the excess shares.

In addition, we may purchase any shares held in the trust for the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust or, in the case of a gift, the market price at the time of gift; and

•	the market price on the date we agree to purchase the shares.

We may purchase the shares for 90 days following the transfer of the shares to the trust. The net sale proceeds will be paid to the prohibited transferee.

Every owner of more than 5% (or any lower percentage set by U.S. federal income tax laws) of our outstanding shares must file a completed questionnaire with us containing information regarding his or her ownership. In addition, each shareholder must, upon demand, disclose in writing any information we may request in order to determine the effect, if any, of such shareholder’s actual and constructive ownership of shares on our qualification as a REIT and to ensure compliance with the ownership limitation.

Transfer Agent

The transfer agent for our common shares is American Stock Transfer & Trust Company.

No Shareholder Rights Plan

We currently do not have a shareholder rights plan.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF

TRUST AND BYLAWS

Board of Trustees

Our declaration of trust requires us to have no fewer than three and no more than nine trustees. A majority of our trustees must be “independent trustees.” The declaration of trust defines an independent trustee as one who, during the preceding two years, has not:

•	been an affiliate of Resource America, Inc., Brandywine Construction & Management, Inc. or their affiliates,

•	been one of our officers, or

•	had a material business or professional relationship with us, Resource America, Inc., Brandywine Construction & Management or their affiliates.

The trustees may increase or decrease the number of trustees by a majority vote; however, the number of trustees may be increased above nine or decreased below three only by a vote of at least 75% of the trustees then in office, and the term of office of a trustee may not be affected by a decrease in the authorized number of trustees. Any vacancy, including one created by an increase in the number of trustees, may be filled by a majority of the remaining trustees, except that independent trustees must nominate replacements for vacancies in independent trustee positions.

Our declaration of trust provides that a trustee may be removed, with or without cause, by a vote of two-thirds of our outstanding voting shares. This provision may operate to make it impractical for shareholders to remove incumbent trustees and fill the vacancies created by such removal with their own nominees.

Business Combinations

Under Maryland law, certain “business combinations” between us and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our shares, an affiliate of ours who, at any time within the previous two years was the beneficial owner of 10% or more of the voting power of our shares, whom the statute terms an “interested shareholder,” or an affiliate of an interested shareholder, are prohibited for five years after the most recent date on which an “interested shareholder” became an interested shareholder. The business combinations subject to this law include principally mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities. After the five year period has elapsed, a proposed business combination must be recommended by the board of trustees and approved by the affirmative vote of at least:

•	80% of our outstanding voting shares, and

•	two-thirds of our outstanding voting shares, excluding shares held by the interested shareholder unless, among other conditions, the shareholders receive a minimum price, as defined by Maryland law, for their shares and the consideration is in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions do not apply, however, to business combinations that our board of trustees approves or exempts prior to the time that the interested shareholder becomes an interested shareholder.

Control Share Acquisitions

Maryland law provides that “control shares” acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of our outstanding voting shares, excluding shares owned by the acquirer or by officers or trustees who are our employees. “Control shares” are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver an acquiring person statement as required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting, and the acquiror may then vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted from the Maryland control share acquisition statute by our declaration of trust or bylaws.

Our bylaws exempt from the Maryland control share acquisition statute any and all acquisitions of our common or preferred shares by any person. The board of trustees has the right, however, to amend or eliminate this exemption at any time in the future.

Amendment of Our Declaration of Trust and Bylaws

Our declaration of trust may be amended by a majority vote of our outstanding voting shares, except that provisions relating to the trustees, the ownership limitation, amendments to the declaration of trust and our dissolution and termination may only be amended by a vote of two-thirds of our outstanding voting shares. The board of trustees may amend the declaration of trust by a two-thirds vote, without any action by our shareholders, to allow us to qualify, or continue our qualification, as a REIT and, by a majority vote, to increase or decrease the aggregate number of our authorized shares, to establish any series of our shares or to decrease or increase the number of shares in any class that we have authority to issue. Our bylaws may be amended only by the board of trustees.

Meetings of Shareholders

Our declaration of trust provides for annual shareholder meetings to elect trustees. Special shareholder meetings may be called by our chairman, chief executive officer, president or board of trustees and must be called at the written request of persons holding 50% or more of our outstanding voting shares.

Advance Notice of Nominations of Trustees and New Business

At any annual meeting of shareholders, the nomination of trustees for election and business proposed to be considered may be made only by the board of trustees or by a shareholder who has complied with the advance notice procedures set forth in our bylaws. At any special meeting of shareholders, only the business specified in the notice of meeting may be brought before the meeting.

Dissolution

Shareholders may elect to dissolve our company by a vote of two-thirds of our outstanding voting shares.

Indemnification; Limitations of Trustees’ and Officers’ Liability

Our declaration of trust limits the liability of our trustees and officers for money damages to the fullest extent permitted by Maryland law. Maryland law permits limiting the liability of trustees and officers except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services, or

•	active and deliberate dishonesty by the trustee or officer established by a final judgment as being material to the cause of action adjudicated.

Our declaration of trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former shareholders, trustees or officers, or any individual who, while a trustee, serves or has served, at our request, as a trustee, director, officer, partner or otherwise at another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise. The indemnification covers any claim or liability to which such person may become subject, or which such person may incur, by reason of his service in such capacity.

Maryland law permits a Maryland REIT to indemnify, and advance expenses to, its trustees, officers, employees and agents to the same extent Maryland law permits corporations to indemnify, and reimburse the expenses of, their directors and officers. Maryland law permits a corporation to indemnify its present and former directors and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding, and

•	was committed in bad faith, or

•	was the result of active and deliberate dishonesty, or

•	the director actually received an improper personal benefit in money, property, or services, or

•	in a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland REIT may not indemnify for an adverse judgment in a derivative action. Our bylaws require us, as a condition to advancing expenses, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification, and

•	an undertaking to repay the amount reimbursed if the standard of conduct was not met.

We have indemnification agreements with each of our executive officers and trustees. The indemnification agreements require us to indemnify our executive officers and trustees to the fullest extent permitted by law and to advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the agreements, we must also indemnify and advance all expenses incurred by executive officers and trustees seeking to enforce their rights under the indemnification agreements and may cover executive officers and trustees under any trustees’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by the declaration of trust, bylaws and Maryland law, it provides greater assurance to trustees and executive officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the board of trustees or the shareholders to eliminate the rights it provides.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The provisions of our declaration of trust regarding the removal of trustees and the restrictions on the transfer of shares, the advance notice provisions of the bylaws and the business combination provisions of Maryland law, could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for shareholders or that they otherwise may believe to be desirable. Also, if the board of trustees rescinds the provisions of the bylaws electing not to be governed by the control share acquisition statute, that statute could have a similar effect.

Maryland law provides that Maryland statutory real estate investment trusts that have a class of equity securities registered under the Exchange Act and have at least three outside trustees can elect by resolution of the board of trustees to be subject to some corporate governance provisions that may be inconsistent with the trust’s declaration of trust and bylaws. For example, the board of trustees may, by electing to cause our company to be subject to the applicable statutory provisions and notwithstanding the trust’s declaration of trust or bylaws:

•	classify our board of trustees,

•	provide that a special meeting of shareholders will be called only at the request of shareholders entitled to cast at least a majority of the votes entitled to be cast at the meeting,

•	reserve for itself the right to fix the number of trustees,

•	provide that a trustee may be removed only by a vote of the holders of two-thirds of the shares entitled to vote, and

•

retain for itself sole authority to fill vacancies created by an increase in the size of the board or by the death, removal or resignation of a trustee and permit a trustee to serve for the balance of the unexpired term instead of until the next annual meeting of shareholders.

Our board has not elected to cause our company to be subject to any of the foregoing provisions, though our declaration of trust already contains provisions similar to certain of these statutory provisions. A board of trustees may implement all or any of these provisions without amending the trust’s declaration of trust or bylaws and without shareholder approval. A Maryland statutory real estate investment trust may be prohibited by its declaration of trust or by resolution of its board of trustees from electing any of the provisions of the statute; however, we are not prohibited from implementing any or all of the provisions of the statute, except to the extent such implementation would conflict with certain voting rights of our outstanding series of preferred shares. If implemented, these provisions could discourage offers to acquire our shares and could make more difficult completion of an unsolicited takeover offer.

USE OF PROCEEDS

We will not realize any proceeds from the sale of the common shares which may be sold pursuant to this prospectus for the respective accounts of the selling shareholders. We, however, may derive proceeds upon the exercise of the options or pursuant to any payment that may be required pursuant to equity compensation granted to selling shareholders pursuant to the 2008 incentive award plan. All such proceeds will be available to us for working capital and general corporate purposes. We cannot predict the timing or the amount of any option exercises or other such payment.

SELLING SHAREHOLDERS

The selling shareholders listed below acquired or may acquire the shares listed in the column “Common Shares Registered Under This Prospectus” pursuant to equity compensation granted under the 2008 incentive award plan. The table shows, as of June 1, 2008, certain information regarding the selling shareholders’ ownership of our common shares. We encourage our employees and trustees to acquire common shares pursuant to this equity compensation. We believe that this prospectus and the registration statement of which it is a part, which permits resales of shares so acquired by our employees and trustees, encourages acquisition of common shares by our employees and trustees by providing liquidity for their investment. Accordingly, while the number of shares set forth in the column “Common Shares To Be Owned After The Offering” assumes that all common shares acquired by a selling shareholder pursuant to this equity compensation will be offered or sold, the selling shareholders are not required to sell any shares. Employees and trustees, their family members, trusts in which these persons have more than a 50% of the beneficial interest, a foundation in which these persons (or the employee or trustee) control the management of assets or any other entity in which these persons (or the employee or trustee) own more than 50% of the voting interests, that acquire common shares under the 2008 incentive award plan may be added to the selling shareholder list below by a prospectus supplement filed with the SEC. The number of common shares to be sold by any selling shareholder under this prospectus also may be increased or decreased by a prospectus supplement. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

Betsy Z. Cohen has served as the chairman of the board of trustees and as a trustee of RAIT since our founding in August 1997 and as our chief executive officer from August 1997 to December 2006. Edward S. Brown has served as a trustee of RAIT since June 1999. Frank A. Farnesi has served as a trustee of RAIT since December 2006 when he joined the board of trustees in connection with the Taberna merger. S. Kristin Kim has served as a trustee of RAIT since October 2003. Arthur Makadon has served as trustee of RAIT since July 2002. Daniel Promislo has served as a trustee of RAIT since its founding in August 1997. John F. Quigley, III has served as a trustee of RAIT since December 2006 when he joined the board of trustees in connection with our acquisition through merger, which we refer to as the Taberna merger, of Taberna Realty Finance Trust, or Taberna. Murray Stempel, III has served as a trustee of RAIT since December 2006 when he joined the board of trustees in connection with the Taberna merger. Scott F. Schaeffer has served as our president and chief operating officer since February 2008, our co-president and co-chief operating officer from December 2006 to February 2008 and served as our president and chief operating officer from September 2000 to December 2006. Ken R. Frappier has served as our executive vice president-risk management since February 2008, our chief credit officer from December 2006 to February 2008 and served as our senior vice president-portfolio and risk management from April 2002 to December 2006.

Name	Amount and Nature of Shares Owned Prior to Offering (1)		Common Shares Registered Under This Prospectus(1)	Common Shares to be Owned After the Offering(2)	Percent of Class to be Beneficially Owned after Offering(3)
Betsy Z. Cohen	875,277	(4)	53,463	821,814	1.3%
Edward S. Brown	30,667	(5)	5,630	25,037	*
Frank A. Farnesi	27,711	(6)	5,182	22,529	*
S. Kristin Kim	32,084	(7)	16,578	15,506	*
Arthur Makadon	20,084	(8)	17,578	2,506	*
Daniel Promislo	33,167	(9)	5,630	27,537	*
John F. Quigley III	19,048	(10)	5,182	13,866	*
Murray Stempel III	29,437	(11)	5,182	24,255	*
Scott F. Schaeffer	182,162	(12)	55,689	126,473	*
Ken R. Frappier	37,588	(13)	14,461	23,127	*

*	Does not exceed 1%

(1)	Includes all common shares acquired and not previously sold by the relevant selling shareholder pursuant to the equity compensation granted under the 2008 incentive award plan and all common shares which the relevant selling shareholder has the right to acquire through equity compensation granted under the 2008 incentive award plan, whether or not such right has yet vested or will become vested within 60 days after the date hereof.
(2)	Assumes all common shares registered pursuant hereto will be sold, although there can be no assurance that any of the selling shareholders will offer for sale or sell any or all of the common shares offered by them pursuant to this prospectus. Also assumes that no other common shares are acquired or transferred by the relevant selling shareholder.
(3)	Based on 63,066,452 common shares outstanding as of June 1, 2008. Common shares issuable pursuant to equity compensation granted to the relevant selling shareholder within 60 days are deemed to be outstanding with respect to the calculation of that selling shareholder’s percent of class.
(4)	Includes 295,024 common shares directly held by Mrs. Cohen; 14,475 common shares held in RAIT’s 401(k) profit sharing plan, or the RAIT 401(k) plan, for the benefit of Mrs. Cohen, 126,801 common shares held by a charitable foundation of which Mrs. Cohen serves as trustee, 151,200 common shares held in an IRA account for the benefit of Mrs. Cohen’s spouse, 234,314 common shares held by Solomon Investment Partnership, L.P., a limited partnership of which Mrs. Cohen and her spouse are the sole shareholders, officers and directors of the corporate general partner and are the sole limited partners; and 45,000 common shares issuable upon exercise of vested options granted under the Plan. Includes 4,231 vested and 4,232 unvested phantom units granted pursuant to the Plan that will be redeemed for the corresponding number of common shares more than sixty days from the date of the information in this table.
(5)	Includes 10,000 common shares owned by the Brown Family Limited Partnership. The sole limited partners of this limited partnership are trusts for the benefit of the children of Mr. Brown. The sole general partner of this limited partnership is a limited liability company whose sole members are these trusts and whose sole manager is an individual who is not a member of Mr. Brown’s family. None of Mr. Brown’s children share the reporting person’s household at this time and he disclaims beneficial ownership of these common shares. Includes 448 vested phantom shares granted pursuant to the phantom share plan. Redemption of these phantom shares will occur within 45 days from separation from service from the board of trustees for the corresponding number of common shares. Includes 5,182 vested phantom units that will be redeemed for the corresponding number of common shares more than sixty days from the date of the information in this table.
(6)	Includes 5,182 vested phantom units that will be redeemed for the corresponding number of common shares more than sixty days from the date of the information in this table.
(7)	Includes 10,000 common shares issuable upon exercise of vested options granted under the Plan. Includes 1,396 vested phantom shares. Redemption of these phantom shares will occur within 45 days from separation from service from the board of trustees for the corresponding number of common shares. Includes 5,182 vested phantom units that will be redeemed for the corresponding number of common shares more than sixty days from the date of the information in this table.
(8)	Includes 11,000 common shares issuable upon exercise of vested options granted under the Plan. Includes 1,396 vested phantom shares. Redemption of these phantom shares will occur within 45 days from separation from service from the board of trustees for the corresponding number of common shares. Includes 5,182 vested phantom units that will be redeemed for the corresponding number of common shares more than sixty days from the date of the information in this table.
(9)	Includes 448 vested phantom shares. Redemption of these phantom shares will occur within 45 days from separation from service from the board of trustees for the corresponding number of common shares. Includes 5,182 vested phantom units that will be redeemed for the corresponding number of common shares more than sixty days from the date of the information in this table.
(10)	Includes 5,182 vested phantom units that will be redeemed for the corresponding number of common shares more than sixty days from the date of the information in this table.

(11)	Includes 5,389 common shares held in a trust for the benefit of Mr. Stempel’s spouse. Includes 5,182 vested phantom units that will be redeemed for the corresponding number of common shares more than sixty days from the date of the information in this table.
(12)	Includes 119,176 common shares directly held by Mr. Schaeffer, 10,998 common shares held in a RAIT 401(k) plan account for the benefit of Mr. Schaeffer and 37,500 common shares issuable upon exercise of vested options granted under the Plan. Includes 5,393 vested and 12,796 unvested phantom units that will be redeemed for the corresponding number of common shares more than sixty days from the date of the information in this table.
(13)	Includes 16,543 common shares directly held by Mr. Frappier, 3,584 common shares held in a RAIT 401(k) plan account for the benefit of Mr. Frappier, 3,000 common shares held by Mr. Frappier’s spouse and 11,500 common shares issuable upon exercise of vested options granted under the Plan. Includes 740 vested and 2,221 unvested phantom units that will be redeemed for the corresponding number of common shares more than sixty days from the date of the information in this table.

PLAN OF DISTRIBUTION

The selling shareholders may sell the common shares for their own accounts from time to time, in one or more transactions on the New York Stock Exchange or otherwise, in special offerings, secondary distributions pursuant to and in accordance with applicable rules and regulations of the SEC and the New York Stock Exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale, at prices related to such market prices or at negotiated prices. The selling shareholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or purchasers of the common shares for whom they may act as agent, which broker-dealer compensation may be in excess of customary commissions.

We have no basis for estimating either the number of common shares, if any, that will ultimately be sold by the selling shareholders or the prices at which the selling shareholders may sell shares. All selling and other expenses incurred by individual selling shareholders will be borne by those selling shareholders.

EXPERTS

The consolidated financial statements and financial statement schedules of RAIT and its subsidiaries as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 included in RAIT’s annual report on Form 10-K for the year ended December 31, 2007, and RAIT’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 included in our annual report on Form 10-K for the year ended December 31, 2007, which are incorporated by reference in this prospectus, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as indicated in their reports which are incorporated by reference in this prospectus and given upon the authority of said firm as experts in auditing and accounting.

With respect to the unaudited interim financial information for the periods ended March 31, 2008 and 2007 incorporated by reference in this prospectus, Grant Thornton LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, the reports of Grant Thornton LLP related to RAIT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 included therein and incorporated by reference in this prospectus, state that Grant Thornton LLP did not audit and does not express any opinion on that interim financial information. Accordingly, the degree of your reliance on these reports on the unaudited interim financial information contained in such Quarterly report on Form 10-Q should be restricted in light of the limited nature of the review procedures applied. Grant Thornton LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement, of which this prospectus form a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

LEGAL OPINIONS

The legality of the securities will be passed upon for us by DLA Piper US LLP, Baltimore, Maryland. In addition, certain tax and other matters will be passed upon for us by Ledgewood, a professional corporation, Philadelphia, Pennsylvania. In particular, we expect to receive the opinion of Ledgewood to the effect that, for our taxable years ended December 31, 1998 through December 31, 2007, our organization and current and proposed method of operation have enabled us to qualify as a REIT and will continue to enable us to qualify as a REIT for our taxable year ended December 31, 2008 and in the future. Investors should be aware that the opinion of Ledgewood is based on customary assumptions and is conditioned upon factual representations made by us and Taberna regarding our organization, assets, present and future conduct of our business operations, the fair market value of our investments in taxable REIT subsidiaries and other assets, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will continue to operate in a manner that will continue to make such representations true for subsequent taxable years. In addition, Ledgewood’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Ledgewood’s opinion is not binding upon the Internal Revenue Service or any court. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Ledgewood will not review our compliance with those tests on a continuing basis. Accordingly, we cannot assure you that our actual results of operations for any particular taxable year will satisfy such requirements.

No person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the common shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

RAIT Financial Trust

4,500,000

Common Shares

PROSPECTUS

June 12, 2008

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

We file this Registration Statement on Form S-8 for the purpose of registering an additional 2,000,000 of our common shares of beneficial interest, par value $0.01 per share, issuable pursuant to equity compensation granted pursuant to the RAIT Financial Trust 2008 Incentive Award Plan. In accordance with General Instruction E to Form S-8, we incorporate by reference the contents of the First Registration Statement, the Second Registration Statement and the Third Registration Statement, except as otherwise set forth herein.

Certain information about us is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this registration statement. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or any other subsequently filed document that is deemed to be incorporated by reference into this registration statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement. We incorporate by reference the documents listed below that we have filed with the Securities and Exchange Commission, or the SEC:

•

Annual Report on Form 10-K for the year ended December 31, 2007 filed on February 29, 2008, which incorporates certain sections of our Definitive Proxy Statement on Schedule 14A filed on April 4, 2008.

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 filed on May 9, 2008.

•	Current Reports on Form 8-K filed on January 9, 2008, February 11, 2008 and May 27, 2008.

•	The description of our common shares of beneficial interest, or common shares, contained in our Registration Statement on Form 8-A/A dated January 23, 2002.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this registration statement and prior to the termination of the offering made pursuant to this registration statement are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this registration statement. Nothing in this registration statement shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF TRUSTEES AND OFFICERS.

Maryland law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action adjudicated. The Declaration of Trust of RAIT contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The Declaration of Trust of RAIT authorizes RAIT, to the maximum extent permitted by Maryland law, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (1) any present or former trustee or officer or (2) any individual who, while a trustee of RAIT and at the request of RAIT, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject, or which such person may incur, by reason of his status as a present or former trustee or officer of RAIT.

Maryland law permits a Maryland REIT to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) the trustee or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland REIT may indemnify its present and former trustees and officers, upon the order of a court, for expenses in connection with an adverse judgment in a suit by or in the right of the trust or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law requires a Maryland REIT, as a condition to advancing expenses, to obtain (1) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by a Maryland REIT, and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by a Maryland REIT if it shall ultimately be determined that the standard of conduct was not met. In addition, RAIT has entered into indemnity agreements with its executive officers and trustees and covers executive officers and trustees under its trustees’ and officers’ liability insurance. See “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Indemnification; Limitation of Trustees’ and Officers’ Liability” in the Prospectus included in this registration statement on Form S-8.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The Exhibits furnished as part of this registration statement on Form S-8 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424 pursuant to the Securities Act;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, RAIT Financial Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 12, 2008.

RAIT FINANCIAL TRUST

By:	/S/ JACK E. SALMON
JACK E. SALMON Chief Financial Officer and Treasurer

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity With RAIT Financial Trust	Date

/S/ BETSY Z. COHEN* Betsy Z. Cohen	Chairman of the Board and Trustee	June 12, 2008

/S/ DANIEL G. COHEN* Daniel G. Cohen	Chief Executive Officer and Trustee (Principal Executive Officer)	June 12, 2008

/S/ JACK E. SALMON* Jack E. Salmon	Chief Financial Officer and Treasurer (Principal Financial Officer)	June 12, 2008

/s/ JAMES J. SEBRA* James J. Sebra	Chief Accounting Officer and Senior Vice President-Finance (Principal Accounting Officer)	June 12, 2008

/S/ EDWARD S. BROWN* Edward S. Brown	Trustee	June 12, 2008

/S/ FRANK A. FARNESI* Frank A. Farnesi	Trustee	June 12, 2008

/S/ S. KRISTIN KIM* S. Kristin Kim	Trustee	June 12, 2008

/S/ ARTHUR MAKADON* Arthur Makadon	Trustee	June 12, 2008

/S/ DANIEL PROMISLO* Daniel Promislo	Trustee	June 12, 2008

/S/ JOHN F. QUIGLEY, III* John F. Quigley, III	Trustee	June 12, 2008

/S/ MURRAY STEMPEL, III* Murray Stempel, III	Trustee	June 12, 2008

* By:	JACK E. SALMON, Attorney-in-fact

/S/ JACK E. SALMON

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
4.1(1)	Amended and Restated Declaration of Trust.

4.2(2)	Articles of Amendment to Amended and Restated Declaration of Trust.

4.3(3)	Articles of Amendment to Amended and Restated Declaration of Trust.

4.4(4)	Certificate of Correction to the Amended and Restated Declaration of Trust.

4.5(5)	Articles of Amendment to Amended and Restated Declaration of Trust.

4.6(6)	Articles Supplementary relating to the 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series A Articles Supplementary”).

4.7(6)	Certificate of Correction to the Series A Articles Supplementary.

4.8(7)	Articles Supplementary relating to the 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest.

4.9(8)	Articles Supplementary relating to the 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest.

4.10(9)	Bylaws, as amended.

4.11(5)	Form of Certificate for Common Shares of Beneficial Interest.

4.12(10)	Form of Certificate for 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest.

4.13(6)	Form of Certificate for 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest.

4.14(8)	Form of Certificate for 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest.

5.1	Opinion of DLA Piper US LLP.

8.1	Opinion of Ledgewood, a professional corporation.

15.1	Awareness Letter of Grant Thornton LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of DLA Piper US LLP (included in Exhibit 5.1).

23.3	Consent of Ledgewood, a professional corporation (included in Exhibit 8.1).

24.1	Power of Attorney

1.	Incorporated herein by reference to RAIT Financial Trust’s (“RAIT”) Registration Statement on Form S-11 (File No. 333-35077), as amended.
2.	Incorporated herein by reference to RAIT’s Registration Statement on Form S-11 (File No. 333-53067), as amended.
3.	Incorporated herein by reference to RAIT’s Registration Statement on Form S-2 (File No. 333-55518), as amended.
4.	Incorporated herein by reference to RAIT’s Form 10-Q for the Quarterly Period ended March 31, 2002 (File No. 1-14760).
5.	Incorporated herein by reference to RAIT’s Form 8-K as filed with the Securities and Exchange Commission (“SEC”) on December 15, 2006 (File No. 1-14760).
6.	Incorporated herein by reference to RAIT’s Form 8-K as filed with the SEC on March 18, 2004 (File No. 1-14760).
7.	Incorporated herein by reference to RAIT’s Form 8-K as filed with the SEC on October 1, 2004 (File No. 1-14760).
8.	Incorporated herein by reference to RAIT’s Form 8-K as filed with the SEC on July 2, 2007 (File No. 1-14760).
9.	Incorporated herein by reference to RAIT’s Form 10-K for the fiscal year ended December 31, 2007 (File No. 1-14760).
10.	Incorporated herein by reference to RAIT’s Form 8-K as filed with the SEC on March 22, 2004 (File No. 1-14760).